UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2012

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

The description of the Amended Election, Exchange and Loan Agreements in Item 2.03 below is incorporated herein by reference.

Item 1.02        Termination of a Material Definitive Agreement.

In connection with the debt exchange described in Item 1.01 above, we agreed to terminate our right to request to borrow up to $5.5 million additional funds from certain of the holders of our Notes due March 1, 2013 (as defined below) pursuant to the Exchange and Loan Agreements dated November 1, 2011.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2012, we completed a private placement of debt, including an extension and reduction of a significant portions of our outstanding debt. We issued $22.0 million aggregate principal amount of 12.0% senior unsecured promissory notes due October 31, 2015 (“3-Year Notes”). In addition to $6.14 million aggregate principal amount of 3-Year Notes issued for cash, approximately $3.9 million aggregate principal amount of 3-Year Notes were issued in exchange for an equivalent principal amount of our outstanding 12.0% promissory notes due March 1, 2013 (“Notes due March 2013”) and approximately $11.96 million aggregate principal amount of 3-Year Notes were issued for all of our promissory notes issued in satisfaction of the Reduced Payment (as defined below).

All interest on the 3-Year Notes will be paid quarterly in arrears on each December 31st, March 31st, June 30th and September 30th, commencing on December 31, 2012, based upon twelve percent annual interest, and all principal amounts and accrued but unpaid interest under the 3-Year Notes will be due and payable on October 31, 2015. We, in our sole discretion, may settle the 3-Year Notes any time after all of the Notes Due March 2014 (as defined below) have been settled, by payment to the holders of the principal amount and all accrued but unpaid interest through the date of settlement. The 3-Year Notes provide for customary events of default and may be prepaid by us without penalty at any time after all amounts due under the Notes due March 2014 have been repaid. A copy of the form of 3-Year Note is filed with this current report on Form 8-K as Exhibit 4.1.

Pursuant to subscription agreements between us and persons who purchased 3-Year Notes for cash, we issued warrants to purchase 921,000 shares of our common stock, exercisable for cash or pursuant to a cashless exercise feature at $4.00 per share from the date of issuance until October 31, 2017. Copies of the forms of subscription agreement between us and persons who purchased the 3-Year Notes for cash and the warrants are filed with this current report on Form 8-K as Exhibits 10.1 and 4.2, respectively.

In connection with the private placement of the 3-Year Notes, we entered into Amended Election, Exchange and Loan Agreements with each of the holders of our outstanding Notes due March 2013 pursuant to which we agreed to reduce the additional payment due under those notes to reflect an initial trading price equal to $7.776 derived from the average closing price of the company’s common stock during the 150 trading days immediately following March 23, 2012. The revised calculation resulted in a reduced additional payment of approximately $19.0 million (the “Reduced Payment”), a reduction of approximately $14 million, or 42%.

Pursuant to the Amended Election, Exchange and Loan Agreements all of the holders of our Notes due March 2013 agreed to surrender and void approximately $27.7 aggregate principal amount of 12.0% promissory notes due April 21, 2013 and 483,088 shares of our common stock, all of which were issued by us as satisfaction of the additional payments as originally calculated and paid on May 25, 2012 as previously announced in our current report on Form 8-K filed June 1, 2012 (file no. 000-53390). As a result of revised elections by the holders, we issued in satisfaction of the Reduced Payment approximately $12.0 million aggregate principal amount of 3-Year Notes and 460,112 additional shares of our common stock based on an index price of $4.00 per share.

In addition, the holders of approximately $3.9 million of the $9.0 million outstanding aggregate principal amount of our Notes due March 2013 tendered their notes in exchange for 3-Year Notes and the holders of an additional approximately $4.6 million aggregate principal amount of our Notes due March 2013 tendered their notes in exchange for new 12.0% senior unsecured promissory notes due March 1, 2014 (“Notes due March 2014). The terms of the Notes due March 2014 are substantially similar to the Notes due March 2013 with the exception of an extended maturity date. A copy of the form of Note due March 2014 is filed with this current report on Form 8-K as Exhibit 4.3.

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As a part of the note exchanges, we paid to the holders of our outstanding promissory notes approximately $410,000, representing interest that would have accrued had the additional payment been reduced in advance of its original issuance in May 2012. The Amended Election, Exchange and Loan Agreements provide for customary representations from the Lenders (as defined therein) and provide indemnification rights to the Lenders in exchange for their agreement to participate in the transaction. A copy of the form of Amended Election, Exchange and Loan Agreement is filed with this current report on Form 8-K as Exhibit 10.2.

Item 3.02        Unregistered Sales of Equity Securities.

On November 2, 2012, we issued an aggregate of 460,112 shares of our common stock, par value $0.001 per share, pursuant to the terms of Amended Election, Exchange and Loan Agreements between us and holders of our outstanding debt. The number of shares issuable to each holder was determined by dividing the amount of Reduced Payment to be satisfied by $4.00 per share. The information in Item 2.03 above regarding the Amended Election, Exchange and Loan Agreements is incorporated herein by reference.

Also on November 2, 2012, we issued warrants to purchase an aggregate of 921,000 shares of our common stock, exercisable for cash or pursuant to a cashless exercise feature at $4.00 per share from the date of issuance until October 31, 2017. These warrants were issued as an inducement for purchases of our 3-Year Notes for cash.

The shares of common stock and warrants were each issued to a limited number of persons who were “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. In addition, each such person had prior access to all material information about our company and represented to us in writing (i) that it was an accredited investor, (ii) that it was acquiring the common stock or warrants, as applicable, for its own account and not with a view to distribute them and (iii) that the common stock or warrants each investor acquired were restricted securities. We intend to cause the filing of all appropriate notices with respect to each transaction for which such filing is required. Based on the foregoing, we believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof.

Item 7.01        Regulation FD Disclosure.

On November 6, 2012 we issued a press release announcing the debt placement and Reduced Payment, among other company developments, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K. The information contain in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01        Financial Statements and Exhibits.

  (b)        Exhibits

  4.1        Form of Senior Unsecured Promissory Note due October 31, 2015

  4.2        Form of Warrant

  4.3        Form of Senior Unsecured Promisory Note due March 1, 2014

10.1        Form of Subscription Agreement

10.2        Form of Amended Election, Exchange and Loan Agreement

99.1        Press Release dated November 6, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
4.1	Form of Senior Unsecured Promissory Note due October 31, 2015	Filed Electronically
4.2	Form of Warrant	Filed Electronically
4.3	Form of Senior Unsecured Promisory Note due March 1, 2014	Filed Electronically
10.1	Form of Subscription Agreement	Filed Electronically
10.2	Form of Amended Election, Exchange and Loan Agreement	Filed Electronically
99.1	Press Release dated November 6, 2012	Furnished Electronically